UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2006

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

California	0-50652	94-3411134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 554-4750

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2006, the Compensation Committee of the Board of Directors of Placer Sierra Bancshares (the “Company”) approved the following base salaries (on an annual basis), which will go into effect as of April 1, 2006, and grants of restricted stock to the following executive officers, who, as of the date of the filing of this Form 8-K, would qualify as the Company’s named executive officers (as defined in Item 401(a)(3) of Regulation S-K):

Name and Title	Base Salary	Restricted Stock Grant
Ronald W. Bachli, Chairman and Chief Executive Officer	$600,000	—
David E. Hooston, Chief Financial Officer	$300,000	5940 shares
Randall E. Reynoso, President and Chief Operating Officer	$300,000	5940 shares
Marshall E. Laitsch, President, Southern California Division of Placer Sierra Bank	$250,000	3,400 shares
Angelee J. Harris, EVP and General Counsel	$250,000	3,400 shares

The restricted stock awards were granted pursuant to the Company’s 2002 Stock Option Plan. Based on continued employment, the restricted stock awards will vest 50% at March 14, 2007 and 50% at March 14, 2008. The grantees do not have voting rights until the shares vest, but are entitled to dividend distributions on the shares, if any.

The Compensation Committee also approved a form of restricted stock award agreement for the Company’s 2002 Stock Option Plan, which is filed as Exhibit 10.01 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

(b) Pro forma financial information.

(c) Shell company transactions.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Form of Restricted Stock Award Agreement to the Placer Sierra Bancshares’ 2002 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares
(Registrant)
Date March 16, 2006
/s/ Ronald W. Bachli
Ronald W. Bachli Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Restricted Stock Award Agreement to the Placer Sierra Bancshares’ 2002 Stock Option Plan